Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries Announces Select, Preliminary Third Quarter Financial Results,

and Third Quarter Earnings Release and Conference Call Schedule

HOUSTON, October 6, 2014 /PRNewswire/ — Flotek Industries, Inc. (NYSE: FTK—News) this morning announced preliminary, select financial results for the quarter ended September 30, 2014 and the Company’s schedule for its third quarter earnings release and conference call.

Third Quarter Preliminary, Select Financial Results

While still finalizing financial results for the quarter ended September 30, 2014, Flotek believes that revenue in the third quarter will exceed $115 million, a record for the Company. In addition, the Company expects Energy Chemistry Technology revenues for the quarter to exceed $67 million and Drilling Technology revenues to approach $30 million.

“We are very pleased with the early look at our third quarter results, an indication that the effort of the entire Flotek team continues to create opportunities to expand the reach of Flotek’s innovative technologies that add value to our clients’ drilling, completion and production activities,” said John Chisholm, Chairman, President and Chief Executive Officer of Flotek. “We are especially pleased with the growth in Energy Chemistry Technology revenues, where sequential growth will approach 10% and year-over-year growth should be at least 30%. The introduction of FracMax® – our patent-pending, proprietary software application that provides conclusive evidence of the efficacy of our Complex Nano-Fluid® completion chemistries – has significantly increased interest in CnF® over the last several months. Additionally, continued acceleration in Canada and West Texas as well as steady growth in our more established basins pushed results in the September quarter.”

Enterprise-wide gross margins should approach 40% for the quarter ended September 30, 2014. We expect Energy Chemistry gross margins to experience a modest transient impact from a handful of events including an increase in logistics costs, a new incentive pricing structure, and one-time inventory adjustments.

“The activity acceleration in the third quarter was ahead of our expectations across all operating segments,” added Chisholm. “While we are aware of concerns over moderating oil prices, our prospect book is as robust as at any time in the last five years and, through the use of FracMax, our validation calendar continues to fill. In addition, we continue to gain traction with our new Stemulator™ technology, which should provide additional revenue opportunities in the fourth quarter and into 2015. Moreover, the commercial testing of our horizontal “measurement while drilling” tool, Telepulse (a member of the Teledrift® family), is nearing completion which should also add to our opportunity set in the coming months.”

“From a balance sheet perspective, we continue to generate significant cash and, as a result, further reduced our outstanding debt during the quarter,” concluded Chisholm. “We continue to be disciplined in our approach to reinvesting capital, looking for opportunities that will continue our commitment to strategic investments that stand in support of Flotek’s goals of remaining an energy technology leader as well as adding value for our shareholders. As noted in recent weeks, we are excited about potential opportunities to grow our Production Technologies business and look forward to discussing those opportunities on our quarterly call.”

Third Quarter Earnings Release and Conference Call Schedule

Flotek will host a conference call on Thursday, October 23, 2014 at 7:30 a.m. Central Standard Time to discuss its financial and operating results for the three-months ended September 30, 2014. Flotek intends to provide dial-in information through a press release on October 22, 2014.

Flotek plans to file its 10-Q after the market close on Wednesday, October 22, 2014. In addition, the Company will provide additional details regarding operating results in a press release after the market close on October 22, 2014.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.